EXHIBIT 10.1

AGREEMENT

CONCERNING THE EXCHANGE OF SECURITIES

BY AND AMONG

RFID, LTD.,

OPTIMIZERX CORPORATION

AND

THE SECURITY HOLDERS OF OPTIMIZERX CORPORATION

AGREEMENT

THIS AGREEMENT ("**Agreement**") is made this 14th day of April, 2008, by and between RFID, Ltd., a Colorado corporation ("**RFID**"), OPTIMIZERx Corporation, a Michigan corporation ("**OPTIMIZERx**"), and the security holders of OPTIMIZERx (the "**OPTIMIZERx Security Holders**") who are listed on Exhibit 1.1 hereto.

WHEREAS, RFID desires to acquire all of the issued and outstanding common stock of OPTIMIZERx ("**OPTIMIZERx Stock**") from the OPTIMIZERx Security Holders in exchange for common stock of RFID;

WHEREAS, all of the OPTIMIZERx Security Holdess agree to exchange one hundred percent (100%) of the OPTIMIZERx Stock they hold in OPTIMIZERx for 10,664,000 shares of RFID common stock the terms of which are detailed in Section 3.2, herein (the "**Shares**") (referred herein from time to time as the "**Consideration**")

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

ARTICLE I
Exchange of Securities

1.1 **Issuance of Securities and Other Consideration.** Subject to the terms and conditions of this Agreement, RFID agrees to issue and exchange the Shares for one hundred percent (100%) of the issued and outstanding OPTIMIZERx Stock held by the OPTIMIZERx Security Holders.

All RFID Shares will be issued to the OPTIMIZERx Security Holders on the Closing Date (as hereinafter defined), pursuant to the schedule set forth in Exhibit 1.1.

1.2 **Exemption from Registration.** The parties hereto intend that all RFID common stock to be issued to the OPTIMIZERx Security Holders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "**Securities Act**"), pursuant to Section 4(2) and/or Regulation D of the Securities Act and rules and regulations promulgated thereunder.

In furtherance thereof, each of the OPTIMIZERx Security Holders will execute and deliver to RFID a subscription agreement for the Shares, a copy of which is attached as Exhibit 1.2, on the Closing date of this Agreement (the "**Closing Date**").

ARTICLE II
Representations and Warranties of OPTIMIZERx

OPTIMIZERx hereby represents and warrants to RFID that:

2.1 **Organization.** OPTIMIZERx is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

2.2 **Capital.** OPTIMIZERx will deliver one hundred percent (100%) of its issued and outstanding stock, which shall equal 10,664,000 shares of common stock, on a fully diluted basis. There shall be no outstanding preferred stock of OPTIMIZERx at the time of the Closing. OPTIMIZERz has outstanding options to purchase a total of 340,000 shares at an exercise price of $1.00 per share.

2.3 **Voting Trust Agreement.** Certain securities holders of OPTIMIZERX have submitted their respective shares to a Voting Trust Agreement ("VTA"). The shares that are subject to the VTA are so identified in Exhibit 1.1. David A. Harrell is the sole Trustee of this VTA. As sole Trustee, David Harrell has the authority to authorize the terms of this Agreement as they relate to all shares subject to the VTA and to accept the shares of RFID in exchange for the OPTIMIZERx stock.

2.4 **Subsidiaries.** OPTIMIZERx currently does not own any subsidiaries.

2.5 **Directors and Executive Officers.** The names and titles of the directors and executive officers of OPTIMIZERx are as follows:

Name	Position
David Harrell	Chairman, Treasurer and CEO
Thomas Majerowicz	Secretary and Director
Terry Hamilton	Vice President and Director

2.6 **Tax Returns.** OPTIMIZERx has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. There are no present disputes as to taxes of any nature payable by OPTIMIZERx.

2.7 **Intellectual Property Rights.** OPTIMIZERx owns or has the right to use all trademarks, service marks, trade names, copyrights and patents material to its business.

2.8 **Compliance with Laws.** To the best of OPTIMIZERx's knowledge, OPTIMIZERx has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

2.9 **Litigation.** OPTIMIZERx is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of OPTIMIZERx, threatened against or affecting OPTIMIZERx or its business, assets or financial condition. OPTIMIZERx is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. OPTIMIZERx is not engaged in any material litigation to recover monies due to it.

2.10 **Authority.** The Board of Directors of OPTIMIZERx has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and OPTIMIZERx has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of OPTIMIZERx and is enforceable in accordance with its terms and conditions. All of OPTIMIZERx Security Holders have agreed to and have approved the terms of this Agreement and the exchange of securities contemplated hereby.

2.11 **Ability to Carry Out Obligations.** The execution and delivery of this Agreement by OPTIMIZERx and the performance by OPTIMIZERx of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which OPTIMIZERx is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of OPTIMIZERx, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of OPTIMIZERx.

2.12 **Full Disclosure.** None of the representations and warranties made by OPTIMIZERx herein or in any exhibit, certificate or memorandum furnished or to be furnished by OPTIMIZERx, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

2.13 **Restricted Securities.** OPTIMIZERx and the OPTIMIZERx Security Holders acknowledge that all of the RFID Shares issued by RFID are restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Securities Act.

ARTICLE III
Representations and Warranties of RFID

RFID represents and warrants to OPTIMIZERx that:

3.1 **Organization.** RFID is a corporation duly organized, validly existing and in good standing under the laws of Colorado, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

3.2 **Capital.** The authorized capital stock of RFID consists of:

(a) FIVE HUNDRED MILLION (500,000,000) shares of common stock, of which 156,958 shares are issued and outstanding;

All of the outstanding common stock is duly and validly issued, fully paid and non-assessable. There is a promissory note in the amount of $15,000 outstanding which is convertible into common stock of RFID at a conversion price of $.001 per share. At closing this note will be converted into 1,100,000 shares of RFID common stock and the rest of this note will be cancelled. There are no additional outstanding subscriptions, rights, debentures, instruments, convertible securities or other agreements or commitments obligating RFID to issue any additional shares of its capital stock of any class.

3.3 **Subsidiaries.** RFID does not have any subsidiaries or own any interest in any other enterprise.

3.4 **Directors and Officers.** James Vandeberg is the sole officer and director of RFID.

3.5 **Absence of Undisclosed Liabilities.** As of the Closing Date, RFID shall not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

3.6 **Tax Returns.** RFID has filed all federal, state and local tax returns required by law and have paid all taxes, assessments and penalties due and payable. There are no present disputes as to taxes of any nature payable by RFID.

3.7 **Compliance with Laws.** To the best of RFID's knowledge, RFID has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

3.8 **Litigation.** RFID is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of RFID, threatened against or affecting RFID or its business, assets or financial condition. RFID is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. RFID is not engaged in any material litigation to recover monies due to it.

3.9 **Authority.** The Board of Directors of RFID has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and RFID has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of RFID and is enforceable in accordance with its terms and conditions.

3.10 **Ability to Carry Out Obligations.** The execution and delivery of this Agreement by RFID and the performance by RFID of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which RFID is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of RFID, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of RFID.

ARTICLE IV
Conditions Precedent to OPTIMIZERx's Performance

4.1 **Conditions.** OPTIMIZERx's obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article IV. OPTIMIZERx may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by OPTIMIZERx of any other condition of or any of OPTIMIZERx's other rights or remedies, at law or in equity, if RFID shall be in default of any of its representations, warranties or covenants under this Agreement.

4.2 **Accuracy of Representations.** Except as otherwise permitted by this Agreement, all representations and warranties by RFID in this Agreement or in any written statement that shall be delivered to OPTIMIZERx by RFID under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

4.3 **Performance.** RFID shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

4.4 **Absence of Litigation.** No action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against RFID on or before the Closing Date.

ARTICLE V
Conditions Precedent to RFID's Performance

5.1 **Conditions.** RFID's obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article V. RFID may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by RFID of any other condition of or any of RFID's rights or remedies, at law or in equity, if OPTIMIZERx shall be in default of any of its representations, warranties or covenants under this Agreement.

5.2 **Accuracy of Representations.** Except as otherwise permitted by this Agreement, all representations and warranties by OPTIMIZERx in this Agreement or in any written statement that shall be delivered to RFID by OPTIMIZERx under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

5.3 **Performance.** OPTIMIZERx shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

5.4 **Absence of Litigation.** No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against OPTIMIZERx on or before the Closing Date.

ARTICLE VI
Closing

6.1 **Closing.** The closing of this Agreement shall be held at the offices of The Otto Law Group, PLLC, or at any mutually agreeable place within thirty (30) days of the mutual execution of this Agreement, unless extended by mutual agreement. At the closing:

(a) OPTIMIZERx shall deliver to RFID (i) copies of Exhibit 1.2 executed by all of the OPTIMIZERx Security Holders and (ii) an assignment of all of the OPTIMIZERx Stock to RFID.

(b) RFID shall deliver to OPTIMIZERx certificates representing 10,664,000 Shares of RFID, Ltd. issued in the manner prescribed under Article I hereof.

(c) RFID will change its name to OPTIMIZERx Corporation.

(d) James Vandeberg shall resign as an officer and director of RFID and shall appoint such officers and directors as directed by David Harrell.

ARTICLE VII
Post Closing

7.1 **Anti-dilution.** For a period of two years following close, OPTIMIZERx agrees that it will not issue new shares of RFID common stock that will dilute the existing shares by more

than 10% per year without the prior written approval of both Richard Kraniak and Dante Panella (with the exception of any shares issued pursuant to a stock option plan).

7.2 **Stock option plan.** On the closing date, the existing stock option plan and all outstanding stock options of OPTIMIZERx shall be cancelled and replaced by stock options of RFID with the same terms and conditions and performance stock grants.

7.3 **Admission and Dilution Agreement.** There is currently in force an Admission and Dilution Agreement among the security holders of OPTIMIZERx , whereby the members of OPTIMIZERx's predecessor company, Optimizer Systems, LLC, agreed to dilute their ownership interests in the company in order to facilitate the merger of Optimizer Systems, LLC into OPTIMIZERx Corporation. The members agreed to this dilution in exchange for monetary consideration as stated in paragraph 4a. of the Admission and Dilution Agreement. All members have been compensated for this dilution, except for David A. Harrell. The terms of the Admission and Dilution Agreement as it applies to David A. Harrell's compensation for the dilution shall remain in force against the successor corporation that is created by the closing of this merger agreement."

ARTICLE VIII
Miscellaneous

8.1 **Captions and Headings.** The article and Section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

8.2 **No Oral Change.** This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

8.3 **Non-Waiver.** The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

8.4 **Time of Essence.** Time is of the essence of this Agreement and of each and every provision hereof.

8.5 **Entire Agreement.** This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

8.6 **Choice of Law.** This Agreement and its application shall be governed by the laws of the state of Colorado.

...parties. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.8 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

RFID: RFID, Ltd.
The Otto Law Group, PLLC
601 Union Street, Suite 4500
Seattle, Washington 98101
Attn: James Vandeberg, Esq.

OPTIMIZERx: ...OPTIMIZERx Corporation
...407 Sixth Street, Suite B
...Rochester, MI 48307
...ATTN: David Harrell

With a copy to: ...OPTIMIZERx Corporation
...P.O.Box 80937
...Rochester, MI 48308-0937

8.9 **Binding Effect.** This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

8.10 **Mutual Cooperation.** The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

8.11 **Finders.** There are no finders in connection with this transaction.

8.12 **Announcements.** The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

8.13 Expenses. Each party will bear their own expenses, including legal fees incurred in connection with this Agreement.

8.14 **Survival of Representations and Warranties.** The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing Date.

8.16 **Termination, Amendment aad Waiver.**

(a) **Termination.** This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of matters presented in connection with the share exchange by the stockholders of OPTIMIZERx:

(1) By mutual written consent of OPTIMIZERx and RFID;

(2) By either OPTIMIZERx or RFID:

(i) If any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(ii) If the transaction shall not have been consummated on or before within thirty (30) days following mutual execution of this Agreement, unless the failure to consummate the transaction is the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

(3) By OPTIMIZERx, if RFID breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

(4) By RFID, if OPTIMIZERx breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement.

(b) **Effect of Termination.** In the event of termination of this Agreement by either RFID or OPTIMIZERx, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of OPTIMIZERx or RFID, and such termination shall not relieve any party hereto for any intentional breach prior to such termination by a party hereto of any of its representations or warranties or any of its covenants or agreements set forth in this Agreement.

(c) **Extension; Waiver.** At any time prior to the Closing Date, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(d) **Procedure for Termination, Amendment, Extension or Waiver.** In order to be effective, termination, amendment, extension, or waiver to this Agreement shall require, in the case of either OPTIMIZERx or RFID, action by its respective Board of Directors or the duly authorized designee of such Board of Directors.

[*Remainder of page intentionally blank; signature page follows*]

In witness whereof, the parties have executed this Agreement concerning the exchange of securities on the date indicated above.

RFID, LTD.

By: James Vandeberg

Its: President

OPTIMIZERX CORPORATION

By: David Harrell

Its: CEO

E-Filed

Colorado Secretary of State
Date and Time: 04/15/2008 03:46 PM
Id Number: 19871644805
Document number: 20081209337

Document processing fee
If document is filed on paper $125.00
If document is filed electronically $ 25.00
Fees & forms/cover sheets are subject to change.
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.
Paper documents must be typewritten or machine printed.

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number: 19871644805

1. Entity name: RFID LTD
(If changing the name of the corporation, indicate name BEFORE the name change)

2. New Entity name: (if applicable) OptimizeRx Corporation

3. Use of Restricted Words *(if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box)*:
☐ "bank" or "trust" or any derivative thereof
☐ "credit union" ☐ "savings and loan"
☐ "insurance", "casualty", "mutual", or "surety"

4. Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires: ____________ *(mm/dd/yyyy)*

OR

If the corporation's period of duration as amended is perpetual, mark this box: ☑

7. *(Optional)* Delayed effective date: ____________ *(mm/dd/yyyy)*

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Vandeberg	James		
(Last)	*(First)*	*(Middle)*	*(Suffix)*

601 Union St
(Street name and number or Post Office information)

Seattle	WA	98101
(City)	*(State)*	*(Postal/Zip Code)*
	United States	
(Province – if applicable)	*(Country – if not US)*	

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

NOTICE:

This "image" is merely a display of information that was filed electronically. It is not an image that was created by optically scanning a paper document.

No such paper document was filed. Consequently, no copy of a paper document is available regarding this document.

Questions? Contact the Business Division. For contact information, please visit the Secretary of State's web site.

Click the following links to view attachments

Attachment 1
Certificate of Amendment to the Articles of Incorp

CERTIFICATE OF AMENDMENT
TO THE ARTICLES TO THE
ARTICLES OF INCORPORATION
OF
RFID LTD.

Pursuant to the provisions of the Colorado Business Corporation Act Section 7-110-103, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the Corporation is "OptimizeRx Corporation".

SECOND: The aggregate number of shares which the Corporation shall have authority to issue is five hundred million (500,000,000) Common Shares of one class, with unlimited voting rights, all with par value of $0.001 and **zero (0) Preferred Shares authorized.**

THE FOREGOING AMENDMENTS to the Articles of Incorporation was duly authorized by the written consent of a majority of the shareholders of the Corporation, on April 14, 2008.

The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series or as may be required by the provisions of the Articles of Incorporation of the Corporation, have voted in favor of the amendment is: 83%.

THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: Not Applicable.

FOURTH: The name and address of the person who caused this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused is James Vandeberg, 601 Union Street, Suite 4500, Seattle, WA 98101.

The undersigned Authorized Officer of the Corporation hereby declares that the foregoing Certificate of Amendment to Articles of Incorporation is true and correct to the best of his knowledge and belief.

IN WITNESS WHEREOF, this certificate has been executed by the undersigned on April 14, 2008.

James Vandeberg
CEO, Director

Resignation of James Vandeberg

I, James Vandeberg, sole interim officer and director of OptimizeRx Corporation (f.k.a. RFID Ltd) hereby tender my resignation, effective immediately.

Date: April 30, 2008

James Vandeberg

OptimizeRx Corporation
UNANIMOUS WRITTEN CONSENT IN LIEU OF A SPECIAL MEETING OF THE BOARD OF DIRECTORS

Pursuant to Colorado Revised Statutes ("CRS") Sections 7-108-202 and 7-108-204 of the Colorado Revised Statutes, the undersigned, being all of the Board of Directors (the "BOD") of OptimizeRx Corporation, a Colorado Company (the "Company"), hereby waive notice and adopt the following resolutions on this 30th day of April, 2008 and hereby consent to the taking of the actions set forth herein:

Acceptance of Resignation of James Vandeberg as Interim Sole Officer and Director

WHEREAS, the BOD has determined it is in the best interest of the Corporation to accept the resignation of James Vandeberg as Interim Sole Officer and Director, effective immediately, as expressed in her resignation letter attached hereto as Exhibit A.

Accordingly as a result of the above, the following resolutions are hereby unanimously approved and adopted by the BOD:

RESOLVED, that the BOD hereby accepts the resignation of James Vandeberg as Interim Sole Officer and Director.

Appointment of David Harrell as President and Chairman

WHEREAS, the BOD of the Corporation deem it in the best interest of the Corporation to appoint David Harrell as President and Chairman;

Accordingly as a result of the above, the following resolutions are hereby unanimously approved and adopted by the BOD:

RESOLVED, that David Harrell is hereby appointed as President and Chairman of the Corporation to become effective immediately.

Appointment of Thomas Majerowicz as Secretary

WHEREAS, the BOD of the Corporation deem it in the best interest of the Corporation to appoint Thomas Majerowicz as Secretary;

Accordingly as a result of the above, the following resolutions are hereby unanimously approved and adopted by the BOD:

RESOLVED, that Thomas Majerowicz is hereby appointed as Secretary of the Corporation to become effective immediately.

Appointment of Terry Hamilton as Director

WHEREAS, the BOD of the Corporation deem it in the best interest of the Corporation to appoint Terry Hamilton as Director;

Accordingly as a result of the above, the following resolutions are hereby unanimously approved and adopted by the BOD:

RESOLVED, that Terry Hamilton is hereby appointed as Director of the Corporation to become effective immediately.

General Authority

WHEREAS, that the BOD and the appropriate officers of this Company are authorized, for and on behalf of this Company, to take all such necessary steps and do all such acts and things as they, or any of them, shall deem necessary or advisable in connection with all matters contemplated herein.

NOW THEREFORE, as a result of the above, the following resolutions are hereby unanimously approved by the BOD:

RESOLVED, that the appropriate officers of this Company, or any of them, are hereby authorized, for and on behalf of this Company, to take all such steps and do all such acts and things as they, or any of them, shall deem necessary or advisable in connection with all matters contemplated by the foregoing resolutions, including, without limitation, the making of any and all payments, the execution and delivery of any and all instruments, certificates, affidavits or other documents required in connection therewith, the signing or endorsement of any checks, the posting of any bonds, and the payment of any fees in such connection, and from time to time to take any and all action to make, execute, verify and file all applications, certificates, documents or other instruments and to do any and all acts and things which any of them shall deem necessary, advisable or appropriate to carry out the intent and purpose of any of the foregoing resolutions, and the taking of any and all such actions and the execution and delivery of any and all documents or instruments in connection with the foregoing shall conclusively establish their authority therefore from this Company and the approval and ratification thereof by this BOD; and

FURTHER RESOLVED, that any and all acts and deeds of any officer of this Company taken prior to the date hereof that are within the authority conferred by the foregoing resolutions are hereby approved, adopted, ratified and confirmed in all respects as the acts and deeds of this Company.

The execution of this Consent shall constitute a written waiver of any notice required by the Colorado Revised Statutes and this Company's Articles of Incorporation and Bylaws.

THEREFORE, the undersigned director hereby executes this Consent to Action as of the date set forth below.

[signature on following page]